Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports First Quarter Results

Q1 2012 Results

•	AMD revenue $1.59 billion, 6 percent sequential decrease and a 2 percent decrease year-over-year
•	Net loss $590 million, loss per share $0.80, operating loss $580 million
•	Non-GAAP(1) net income $92 million, earnings per share $0.12, operating income $138 million
•	Gross margin 2 percent, non-GAAP gross margin 46 percent

SUNNYVALE, Calif. – April. 19, 2012 – AMD (NYSE:AMD) today announced revenue for the first quarter of 2012 of $1.59 billion, net loss of $590 million, or $0.80 per share, and operating loss of $580 million. The company reported non-GAAP net income of $92 million, or $0.12 per share, and non-GAAP operating income of $138 million. First quarter non-GAAP net income excludes: the previously disclosed charge of $703 million for a limited waiver of exclusivity of certain 28 nanometer (nm) APU products from GLOBALFOUNDRIES Inc.(GF) related to the 2012 Amendment to the Wafer Supply Agreement; amortization of acquired intangible assets of $1 million; a restructuring charge of $8 million; SeaMicro, Inc. (SeaMicro) acquisition costs of $6 million, and a tax benefit related to the SeaMicro acquisition of $36 million.

“AMD delivered solid results in the first quarter as we remain focused on improving our execution, delivering innovative products, and building a company around a strategy to deliver strong cash flow and earnings growth,” said Rory Read, AMD president and CEO. “A complete top-to-bottom introduction of new APU offerings, combined with ample product supply resulting from continued progress with our manufacturing partners, positions us to win and grow.”

GAAP Financial Results

	Q1-12	Q4-11	Q1-11
Revenue	$1.59B	$1.69B	$1.61B
Operating income (loss)	$(580)M	$71M	$54M
Net income (loss) / Earnings (loss) per share	$(590)M/$(0.80)	$(177)M/$(0.24)	$510M/$0.68
Non-GAAP Financial Results[1]
	Q1-12	Q4-11	Q1-11
Revenue	$1.59B	$1.69B	$1.61B
Operating income	$138M	$172M	$92M
Net income / Earnings per share	$92M/$0.12	$138M/$0.19	$56M/$0.08

#2112006

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Quarterly Summary

•	Gross margin was 2 percent due to the previously disclosed charge of $703 million for a limited waiver of exclusivity for certain 28nm APU products from GF.

•	Non-GAAP gross margin was 46 percent, flat sequentially.

•	Cash, cash equivalents and marketable securities balance, including long-term marketable securities, was $1.71 billion at the end of the quarter.

•	Cash payments in the quarter included $281 million related to the SeaMicro acquisition and $150 million related to the limited waiver of exclusivity of certain 28nm APU products from GF.

•	AMD’s first quarter of 2011 had 14 weeks of business compared to 13 weeks for the first quarter of 2012.

•	Computing Solutions segment revenue decreased eight percent sequentially and was flat year-over-year. The sequential decrease was driven by seasonally lower sales in the Client business.

•	Operating income was $124 million, compared with $165 million in Q411 and $100 million in Q111.

•	Micprocessor ASP decreased sequentially and was flat year-over-year.

•

AMD announced and began shipping the follow-on to its essential notebook platform “Brazos,” its bestselling platform ever. The new essential notebook platform, codenamed “Brazos 2.0,” delivers improved performance, extended battery life and many new features. Systems based on “Brazos 2.0” are expected to be available in the second quarter.

•

AMD ramped volume production of its second generation A-Series APU, codenamed “Trinity,” in anticipation of global notebook availability from leading OEMs in the second quarter. “Trinity” delivers twice the performance-per-watt compared with AMD’s current generation A-Series APU. Systems powered by “Trinity” will enable outstanding entertainment and gaming performance with superior battery life.

•

Dell, Tyan, MSI and Fujitsu are among the partners that introduced systems based on AMD Opteron™ 3200 processors targeting hosting customers who require enterprise-class reliability at desktop-class price points. The new server platform delivers price-performance and power-per-core advantages compared to competitive offerings.

•	Telus, a leading Canadian Telecommunications provider, selected the AMD Opteron 6200 Series processors to power its latest offering, the TELUS AgilIT Virtual Private Cloud.

•

AMD announced two new heterogeneous computing milestones, both with the objective of enhancing the user experience and nurturing future software development. AMD announced an investment through AMD Ventures in Nuvixa, Inc., a developer of gesture-based video communication and presentation solutions, and the first AMD Fusion Center of Innovation was established at the University of Illinois at Urbana-Champaign.

•	Graphics segment revenue was flat sequentially and decreased 7 percent year-over-year. GPU revenue was up in a seasonally down quarter, due to higher improved desktop GPU

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ASP in the channel, offset by seasonally lower game console royalty revenue. The year-over-year decrease was primarily driven by lower demand for desktop and mobile graphics.
•	Operating income was $34 million, compared with $27 million in Q411 and $19 million in Q111.
•	GPU ASP was flat sequentially and increased year-over-year.
•

AMD reached a major milestone with worldwide availability of its full line of next generation 28nm AMD RadeonTM HD 7000 Series desktop GPUs in less than three months. In addition to the AMD Radeon HD 7950 Series GPU, AMD introduced the first graphics card to break the 1 GHz barrier, the AMD Radeon HD 7770 GPU. AMD also launched the AMD Radeon HD 7800 Series GPU featuring 2GB of GDDR5 memory for serious gamers.

•	Corporate
•

AMD announced an amended Wafer Supply Agreement with GF that established a negotiated wafer pricing based on a take or pay arrangement in 2012 and established a framework for wafer pricing in 2013. AMD transferred its remaining ownership interest in GF to GF and GF waived the exclusivity arrangement for AMD to manufacture certain 28nm APU products at GF for a specified period.

•

AMD acquired SeaMicro, Inc., a pioneer in energy-efficient, high-bandwidth microservers. The acquisition accelerates the company’s strategy to deliver disruptive server technology and positions AMD to expand its current server offerings to provide customers and partners with low-power, low-cost, high-bandwidth server solutions.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects revenue to increase 3 percent, plus or minus 3 percent, sequentially for the second quarter of 2012.

For additional detail regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its first quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income 1

(Millions except per share amounts)	Q1-12		Q4-11		Q1-11
GAAP net income (loss) / Earnings (loss) per share	$ (590)	$ (0.80)	$ (177)	$ (0.24)	$ 510	$ 0.68
Limited waiver of exclusivity from GLOBALFOUNDRIES	(703)	(0.94)	—	—	—	—
Impairment of investment in GLOBALFOUNDRIES	—	—	(209)	(0.28)	—	—
Dilution gain in investee, net	—	—	—	—	492	0.66
Payment to GLOBALFOUNDRIES	—	—	—	—	(24)	(0.03)
Amortization of acquired intangible assets	(1)	—	(3)	—	(9)	(0.01)
Legal settlement	—	—	—	—	(5)	(0.01)
Loss on debt repurchase	—	—	(1)	—	—	—
Restructuring charges, net	(8)	(0.01)	(98)	(0.13)	—	—
Loss from discontinued operations*	—	—	(4)	(0.01)	—	—
SeaMicro acquisition costs	(6)	(0.01)	—	—	—	—
Tax benefit related to SeaMicro acquisition	36	0.05	—	—	—	—
Non-GAAP net income / Earnings per share	$92	$0.12	$138	$0.19	$56	$0.08

*	Loss on discontinued operations consists of charges related to the sale of our DTV division to Broadcom which occurred in 2008.

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Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income 1

(Millions)	Q1-12	Q4-11	Q1-11
GAAP operating income (loss)	$(580)	$71	$54
Limited waiver of exclusivity from GLOBALFOUNDRIES	(703)	—	—
Payment to GLOBALFOUNDRIES	—	—	(24)
Amortization of acquired intangible assets	(1)	(3)	(9)
Legal settlement	—	—	(5)
Restructuring charges, net	(8)	(98)	—
SeaMicro acquisition costs	(6)	—	—
Non-GAAP operating income	$138	$172	$92
Reconciliation of GAAP to Non-GAAP Gross Margin [1]
(Millions except percentages)	Q1-12	Q4-11	Q1-11
GAAP Gross Margin	$27	$773	$691
GAAP Gross Margin %	2%	46%	43%
Limited waiver of exclusivity from GLOBALFOUNDRIES	(703)	—	—
Payment to GLOBALFOUNDRIES	—	—	(24)
Legal settlements	—	—	(5)
Non-GAAP Gross Margin	$730	$773	$720
Non-GAAP Gross Margin %	46%	46%	45%

About AMD

AMD (NYSE: AMD) is a semiconductor design innovator leading the next era of vivid digital experiences with its groundbreaking AMD Fusion Accelerated Processing Units (APUs) that power a wide range of computing devices. AMD’s server computing products are focused on driving industry-leading cloud computing and virtualization environments. AMD’s superior graphics technologies are found in a variety of solutions ranging from game consoles, PCs to supercomputers. For more information, visit http://www.amd.com.

Cautionary Statement

This document contains forward-looking statements concerning AMD, its second quarter of 2012 revenue, demand for the company’s products, that the company will have sufficient supply of

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company’s products, its future growth, its ability to deliver sustained success, its strategy to deliver cash flow and earnings growth, its server strategy and growth opportunities, the anticipated benefits of from AMD’s acquisition of SeaMicro, the timing of future products that incorporate the company’s products, and the features of these new products which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “would,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact the company’s current plans; the company may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market and at mature yields on a timely basis; that its third party wafer foundry suppliers will be unable to transition the company’s products to advanced manufacturing process technologies in a timely and effective way or to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will not fully utilize its projected manufacturing capacity needs at GF’s microprocessor manufacturing facilities for 2012; that customers stop buying the company’s products or materially reduce their operations or demand for the company’s products; that the company may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that global business and economic conditions will not continue to improve or will worsen; that demand for computers will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on our sales or supply chain. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2011.

AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon, and combinations thereof, and are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1 In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures including non-GAAP net income, non-GAAP operating income, non-GAAP earnings per share and non-GAAP gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to corresponding tables at the end of this press release for additional AMD data.

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended
	Mar. 31,	Dec. 31,	Apr. 2,
	2012	2011	2011
Net revenue	$1,585	$1,691	$1,613
Cost of sales	1,558	918	922

Gross margin	27	773	691
Gross margin %	2%	46%	43%
Research and development	368	358	367
Marketing, general and administrative	230	243	261
Amortization of acquired intangible assets	1	3	9
Restructuring charges, net	8	98	—

Operating income (loss)	(580)	71	54
Interest income	2	2	3
Interest expense	(43)	(43)	(48)
Other income (expense), net	(1)	(207)	11

Income before dilution gain in investee and income taxes	(622)	(177)	20
Provision (benefit) for income taxes	(32)	(4)	2
Dilution gain in investee, net	—	—	492

Income (loss) from continuing operations	(590)	(173)	510
Loss from discontinued operations, net of tax	—	(4)	—

Net income (loss)	$(590)	$(177)	$510

Net income (loss) per share
Basic
Continuing operations	$(0.80)	$(0.24)	$0.71
Discontinued operations	—	(0.01)	—

Basic net income (loss) per share	$(0.80)	$(0.24)	$0.71
Diluted
Continuing operations	$(0.80)	$(0.24)	$0.68
Discontinued operations	—	(0.01)	—

Diluted net income (loss) per share	$(0.80)	$(0.24)	$0.68

Shares used in per share calculation
Basic	734	732	720
Diluted	734	732	764

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Millions)

	Quarter Ended
	Mar. 31, 2012	Dec. 31, 2011	Apr. 2, 2011
Total comprehensive income (loss)	$(593)	$(173)	$511

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions)

	Mar. 31, 2012	Dec. 31, 2011
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,544	$1,765
Accounts receivable, net	962	919
Inventories, net	585	476
Prepaid expenses and other current assets	104	69

Total current assets	3,195	3,229
Long-term marketable securities	169	149
Property, plant and equipment, net	715	726
Investment in GLOBALFOUNDRIES	—	278
Acquisition related intangible assets, net	109	8
Goodwill	553	323
Other assets	247	241

Total Assets	$4,988	$4,954

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$527	$363
Payable to GLOBALFOUNDRIES	560	177
Accrued liabilities	556	550
Deferred income on shipments to distributors	137	123
Current portion of long-term debt and capital lease obligations	490	489
Other current liabilities	77	72

Total current liabilities	2,347	1,774

Long-term debt and capital lease obligations, less current portion	1,529	1,527
Other long-term liabilities	60	63
Stockholders’ equity:
Capital stock:
Common stock, par value	7	7
Additional paid-in capital	6,722	6,672
Treasury stock, at cost	(107)	(107)
Accumulated deficit	(5,567)	(4,977)
Accumulated other comprehensive loss	(3)	(5)

Total stockholders’ equity	1,052	1,590

Total Liabilities and Stockholders’ Equity	$4,988	$4,954

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

Quarter Ended
Mar. 31, 2012
Cash flows from operating activities:
Net loss	$(590)
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash portion of the limited waiver of exclusivity from GLOBALFOUNDRIES	278
Depreciation and amortization	63
Benefit for deferred income taxes	(36)
Compensation recognized under employee stock plans	21
Non-cash interest expense	6
Other	(3)
Changes in operating assets and liabilities:
Accounts receivable	(40)
Inventories	(106)
Prepaid expenses and other current assets	(41)
Other assets	(16)
Payable to GLOBALFOUNDRIES	384
Accounts payable, accrued liabilities and other	187

Net cash provided by operating activities	$107

Cash flows from investing activities:
Acquisition of SeaMicro, Inc., net of cash acquired	(281)
Purchases of property, plant and equipment	(40)
Proceeds from sale of property, plant, and equipment	1
Purchases of available-for-sale securities	(95)
Proceeds from sale and maturity of available-for-sale securities	620
Other	(5)

Net cash provided by investing activities	$200

Cash flows from financing activities:
Net proceeds from foreign grants	9
Proceeds from issuance of AMD common stock	9
Repayments of debt and capital lease obligations	(1)

Net cash provided by financing activities	$17

Net increase in cash and cash equivalents	324

Cash and cash equivalents at beginning of period	$869

Cash and cash equivalents at end of period	$1,193

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended
	Mar. 31, 2012	Dec. 31, 2011	Apr. 2, 2011
Segment and Category Information
Computing Solutions (1)
Net revenue	$1,203	$1,309	$1,200
Operating income	$124	$165	$100
Graphics (2)
Net revenue	382	382	413
Operating income	34	27	19
All Other (3)
Net revenue	—	—	—
Operating income (loss)	(738)	(121)	(65)
Total
Net revenue	$1,585	$1,691	$1,613
Operating income	$(580)	$71	$54

Other Data
Depreciation and amortization (excluding amortization of acquired intangible assets)	$62	$67	$79
Capital additions	$40	$87	$38
Adjusted EBITDA (4)	$215	$260	$198
Cash, cash equivalents and marketable securities (5)	$1,713	$1,914	$1,745
Adjusted free cash flow (6)	$67	$100	$154
Total assets	$4,988	$4,954	$5,209
Long-term debt and capital lease obligations, including current portion	$2,019	$2,016	$2,196
Headcount	11,265	11,093	11,256

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, as standalone devices or as incorporated as an Accelerated Processing Unit, chipsets, embedded processors, embedded GPUs and data center server solutions.

(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers and also includes revenue received in connection with the development and sale of game console systems that incorporate the Company’s graphics technology.

(3)	All Other category includes certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are amortization of acquired intangible assets, restructuring charges and limited waiver of exclusivity from GLOBALFOUNDRIES.

(4)	AMD reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended
	Mar. 31, 2012	Dec.31, 2011	Apr. 2, 2011
GAAP operating income (loss)	$(580)	$71	$54
Limited waiver of exclusivity from GLOBALFOUNDRIES	703	—	—
Payments to GLOBALFOUNDRIES	—	—	24
Legal settlement	—	—	5
Depreciation and amortization	62	67	79
Employee stock-based compensation expense	21	21	27
Amortization of acquired intangible assets	1	3	9
Restructuring charges, net	8	98	—

Adjusted EBITDA	$215	$260	$198

(5)	Cash, cash equivalents and marketable securities also include the long-term portion of marketable securities.

(6)	Non-GAAP adjusted free cash flow reconciliation**

	Quarter Ended
	Mar. 31, 2012	Dec. 31, 2011	Apr. 2, 2011
GAAP net cash provided by (used in) operating activities	$107	$187	$(168)
Non-GAAP adjustment	—	—	360

Non-GAAP net cash provided by operating activities	107	187	192
Purchases of property, plant and equipment	(40)	(87)	(38)

Non-GAAP adjusted free cash flow	$67	$100	$154

*	The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the first quarter of 2012 the Company included an adjustment for the limited waiver of exclusivity from GLOBALFOUNDRIES and net restructuring charges; for the fourth quarter of 2011, the Company also included an adjustment for net restructuring charges; and for the first quarter of 2011, the Company also included an adjustment related to a payment to GF and a legal settlement with a third party. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**	The Company also presents non-GAAP adjusted free cash flow in the earnings release as a supplemental measure of its performance. In 2008 and 2009, the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under GAAP, the Company classified funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds were classified as cash flows from financing activities. When a distributor paid the applicable IBM Party, the Company reduced the distributor’s accounts receivable and the corresponding debt resulted in a noncash accounting entry. Because the Company did not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment was not reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount was then further adjusted by subtracting capital expenditures. Generally, under GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with IBM Parties. As a result, as of the end of the second quarter of 2011, there were no outstanding invoices relating to the financing arrangement with the IBM Parties, and starting from the third quarter of 2011, the Company no longer makes quarterly adjustments for distributors’ payments to the IBM Parties to its GAAP net cash provided by (used in) operating activities when calculating non-GAAP adjusted free cash flow. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.